                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 8, 2009

DAVIDSON INCOME REAL ESTATE, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware                  0-14530                 62-1242144

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Davidson Income Real Estate, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in AIMCO Covington Pointe, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owns Covington Pointe Apartments (“Covington Pointe”), a 180-unit apartment complex located in Dallas, Texas.   On September 8, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Kennedy Wilson Austin, Inc., a Texas corporation (the “Purchaser”), to sell Covington Pointe to the Purchaser for a total sales price of $9,500,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $9,500,000, subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit (the “Initial Deposit”) of $95,000 to the escrow agent on or before September 10, 2009.

FEASIBILITY PERIOD.  The feasibility period ends on October 8, 2009.  An additional deposit (the “Additional Deposit”) of $95,000 is due to the escrow agent on or before the expiration of the feasibility period.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the Purchase Agreement prior to the expiration of the feasibility period, the Initial Deposit and Additional Deposit will become non-refundable.

LOAN ASSUMPTION AND APPROVAL PERIOD.  The parties agreed that at closing, the Purchaser would assume the Partnership’s obligations with respect to the first and second mortgages encumbering Covington Pointe.  The Purchaser is responsible for submitting the loan assumption application within 15 days after the Effective Date.  The Purchaser agreed to exercise good faith efforts to obtain the loan assumption and release on or before 60 days after the Effective Date.

CLOSING.   The expected closing date of the transaction is December 9, 2009. The Partnership has the option, by delivering written notice to the Purchaser, to extend the closing date to January 25, 2009. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay (i) any transfer, mortgage assumption, sales, use, gross receipts or similar taxes, (ii) any premiums or fees with respect to the title policy, and (iii) one-half of the customary title closing costs of the escrow agent.  The Partnership will pay (i) the base premium for the title policy, (ii) the cost of recording any instruments required to discharge any liens or encumberances against Covington Pointe, and (iii) one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to Covington Pointe by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Partnership. The Partnership agreed to maintain, in full force and effect until the closing date, all existing insurance coverage on Covington Pointe.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required the required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale.  The Partnership expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 or, subject to certain conditions, (ii) seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10 EEE      Purchase and Sale Contract between AIMCO Covington Pointe, L.P., a Delaware limited partnership, and Kennedy Wilson Austin, Inc., a Texas corporation, dated September 8, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 8-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON INCOME REAL ESTATE, L.P.

By:   Davidson Diversified Properties, Inc.,

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: September 14, 2009